Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-196978) pertaining to the Kite Pharma, Inc. 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of our report dated March 26, 2015, with respect to the financial statements of Kite Pharma, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Los Angeles, California

March 26, 2015